UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2020

PQ Group Holdings Inc.

Commission File Number: 001-38221

Delaware	81-3406833
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

300 Lindenwood Drive Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PQG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2020, PQ Corporation (the “Borrower”), an indirect, wholly owned subsidiary of PQ Group Holdings Inc., entered into a first amendment agreement (the “Amendment”) among the Borrower, CPQ Midco I Corporation, the Canadian borrowers party thereto, the European borrowers party thereto, the guarantors party thereto, the replacement lenders party thereto and Citibank, N.A., as administrative agent and collateral agent (the “Agent”), which amends that certain ABL Credit Agreement, dated as of May 4, 2016, by and among the Borrower, CPQ Midco I Corporation, the Canadian borrowers party thereto, the European borrowers party thereto, the Agent and the lenders party thereto from time to time (the “ABL Credit Agreement” and, as amended by the Amendment, the “Amended ABL Credit Agreement”).

Commitment Amounts and Interest Rate Margin

The Amendment amended the ABL Credit Agreement to increase the aggregate amount of revolving loan commitments available to the borrowers by an aggregate amount of $50.0 million to $250.0 million, consisting of up to $195.0 million in U.S. commitments, up to $15.0 million in Canadian commitments and up to $40.0 million in European commitments. In addition, the Amendment reduced the interest rate margin applicable to all borrowings under the Amended ABL Credit Agreement by 0.25%. Borrowings under the Amended ABL Credit Agreement will bear interest at a rate equal to the LIBOR rate or the base rate plus a margin of between 1.25% to 1.75% or 0.25% to 0.75%, respectively.

Maturity Date

The Amendment extended the maturity date with respect to borrowings under the Amended ABL Credit Agreement by approximately four years to March 20, 2025 (subject to acceleration under certain circumstances).

Collateral

The Amendment amended the list of assets securing borrowings under the Amended ABL Credit Facility to exclude real estate assets.

The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, a copy of which will be filed as an exhibit to PQ Group Holdings Inc.’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on Form 8-K relating to the Amendment is incorporated by reference into this Item 2.03.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2020	PQ Group Holdings Inc.

	By:	/s/ Michael Crews
Executive Vice President and Chief Financial Officer